Exhibit 10.1

Name of Employee (“Employee”)

ENTEGRIS, INC.

2009 RSU Unit Award Agreement

In consideration of services rendered by Employee to Entegris, Inc. (the “Company”) the undersigned Employee: (i) acknowledges that Employee has received an equity incentive award (the “Award”) under the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan (the “Plan”), consisting of restricted stock units with respect to the Company’s Common Stock $0.01 par value (“Stock”) subject to the terms set forth under Article I below; (ii) further acknowledges receipt of a copy of the Plan as in effect on the effective date hereof; and (iii) agrees with the Company that the Award is subject to the terms of the Plan and to the following terms and conditions:

ARTICLE I – RSU AWARD

1.1.	Effective Date. This Agreement shall take effect as of February , 2009 which is the date of grant of the Award.

1.2.	Restricted Stock Units Subject to Award. The Award consists of restricted stock units (the “RSU”) with respect to the Stock. Each RSU is equivalent to one share of the Stock. The undersigned’s rights to the RSU are subject to the restrictions described in this Agreement and in the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

1.3.	Meaning of Certain Terms. The term “vest” as used herein with respect to any RSU means the lapsing of the restrictions described herein with respect to such RSU.

1.4.	Nontransferability of RSUs. The RSU acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

1.5.	Forfeiture Risk. If the undersigned ceases to be employed by the Company and/or its subsidiaries for any reason any then outstanding and unvested RSU acquired by the undersigned hereunder shall be automatically and immediately forfeited. The undersigned hereby: (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate the cancellation of a forfeited RSU.

1.6.	Vesting of RSUs. The RSU acquired hereunder shall vest in accordance with the provisions of this Article I, Section 1.6 and applicable provisions of the Plan, as follows:

•	25% of the RSUs vest on and after February 19, 2010;

•	an additional 25% of the RSUs vest on and after February 19, 2011;

•	an additional 25% of the RSUs vest on and after February 19, 2012; and

•	the final 25% of the RSUs vest on and after February 19, 2013.

Notwithstanding the foregoing, no RSU shall vest on any vesting date specified above unless: (A) the undersigned is then, and since the date of award has continuously been, employed by the Company or its subsidiaries; and (B) the undersigned has fulfilled the obligations specified in Section 1.9 below. Upon vesting each RSU shall entitle Employee to receive one share of Stock.

1.7.	No Dividends, etc.. The undersigned shall NOT be entitled: (i) to receive any dividends or other distributions paid with respect to the Stock to which the RSU relates, or (ii) to vote any Stock with respect to which the RSU relates.

1.8.	Sale of Vested Shares. The undersigned understands that Employee will be free to sell any Stock with respect to which the RSU relates once the RSU has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting of such RSU; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

1.9.	Certain Tax Matters. The undersigned expressly acknowledges that the award or vesting of the RSU acquired hereunder, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that Employee’s rights hereunder are subject to Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder in accordance with the Plan or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

ARTICLE II – GENERAL PROVISIONS

2.1.	Definitions. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “Administrator” means the Management Development & Compensation Committee of the Company’s Board of Directors.

2.2.	Mergers, etc. In the event of any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company (a “Covered Transaction”), all outstanding Awards pursuant to Article I above shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock, shall be accelerated, immediately prior to the Covered Transaction and upon consummation of such Covered Transaction all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In the event of a Covered Transaction, unless otherwise determined by the Administrator, all Awards that are payable in shares of Stock and that have not been exercised, exchanged or converted, as applicable, shall be converted into and represent the right to receive the consideration to be paid in such Covered Transaction for each share of Stock into which such Award is exercisable, exchangeable or convertible, less the applicable exercise price or purchase price for such Award. In connection with any Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Administrator determines, provided that no such replacement or substitution shall diminish in any way the acceleration of Awards provided for in this section.

2.3.

Retirement, etc. If Employee ceases to be an employee due to retirement with the consent of the Administrator, Employee will be entitled to immediate Vesting of all unvested RSUs awarded pursuant to this Agreement. As used herein the term “retirement with the consent of the Administrator” means that Employee’s retirement must be with the consent of the

Administrator, which consent may be granted or withheld in the discretion of the Administrator. In the event that Employee ceases to be an employee under circumstances that would otherwise qualify for retirement but the consent of the Administrator has not been granted, then Employee shall not be entitled to the benefits of this Section 2.3.

2.4.	No Understandings as to Employment. The undersigned Employee further expressly acknowledges that nothing in the Plan or any modification thereto, in the Award or in this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ the Employee for any period or with respect to the terms of the undersigned’s employment or to give rise to any right to remain in the service of the Company or of any subsidiary or affiliate of the Company, and the undersigned shall remain subject to discharge to the same extent as if the Plan had never been adopted or the Award had never been made.

2.5.	Savings Clause. In the event that Employee is employed in a jurisdiction where the performance of any term or provision of this Agreement by the Company: (i) will result in a breach or violation of any statute, law, ordinance, regulation, rule, judgment, decree, order or statement of public policy of any court or governmental agency, board, bureau, body, department or authority, or (ii) will result in the creation or imposition of any penalty, charge, restriction, or material adverse effect upon the Company, then any such term or provision shall be null, void and of no effect.

2.6.	Amendment. This Agreement may be amended only by an instrument in writing executed and delivered by the Employee and the Company.

(Signature of Employee)

Dated: , 200

The foregoing Agreement is hereby accepted:

Entegris, Inc.

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